UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2012

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

AAM's 2011 Outlook:

•	AAM expects full year sales in 2011 to be approximately $2.6 billion.

•	AAM expects to generate adjusted earnings before interest expense, income taxes and depreciation and amortization (Adjusted EBITDA) as a percentage of sales in the range of 14.5% - 15.0% in 2011.
◦    AAM believes that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. AAM management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure AAM's operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under generally accepted accounting principles (GAAP). Adjusted EBITDA excludes special charges, asset impairments, and other non-recurring costs primarily related to restructuring actions as well as debt refinancing and redemption costs. Other companies may calculate EBITDA and Adjusted EBITDA differently.

•	AAM expects full year capital spending in 2011 to approximate 6.3% of sales.

AAM's 2012 Outlook

•
AAM expects full year sales in 2012 to be approximately $2.8 - $2.9 billion. This sales projection is based on the anticipated launch schedule of programs in AAM's new business backlog and the assumption that the U.S. Seasonally Adjusted Annual Rate of sales (“SAAR”) increases from approximately 12.8 million vehicle units in 2011 to approximately 13.0 -13.5 million vehicle units in 2012.

•
AAM expects to be solidly profitable and to generate adjusted earnings before interest expense, income taxes and depreciation and amortization (Adjusted EBITDA) as a percentage of sales in the range of 14.0% - 14.5% in 2012.

•	AAM expects full year capital spending in 2012 to approximate 6.0% of sales to support AAM's $1.1 billion new business backlog, launching between 2012 - 2014.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are “forward-looking statements” and relate to the Company’s plans, projections, strategies or future performance. Such statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: general economic conditions may have an adverse impact on our operating performance and results of operations; our business is significantly dependent on sales to GM and Chrysler; our business is dependent on the rear-wheel drive light truck and SUV market segments in North America; our company may not realize all of the revenue expected from our new business backlog; our financial condition and operations may be adversely affected by a violation of financial and other covenants; our company or our customers may not be able to successfully launch new product programs on a timely basis; we may incur material losses and costs as a result of product recall, product liability and warranty claims, litigation and other disputes and claims; our business could be adversely affected if we fail to maintain satisfactory labor relations; our business could be adversely affected by volatility in the price of raw materials; our business could be adversely affected by disruptions in our supply chain and our customers' supply chain; our company's global operations are subject to risks and uncertainties; we may be unable to consummate and successfully integrate acquisitions and joint ventures; our business could be adversely affected by the cyclical nature of the automotive industry; our business faces substantial competition; our company faces rising costs for pension and other postretirement benefit obligations; we are under continuing pressure from our customers to reduce our prices; our business is subject to costs associated with environmental, health and safety regulations; and our company's ability to operate effectively could be impaired if we lose key personnel. For additional discussion, see “Risk factors” in our most recent 10K filing. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	January 11, 2012	By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President & Chief Financial Officer